Exhibit 10.1

ADDENDUM NO. 1 TO AMENDED CHANGE IN CONTROL AND

TERM EMPLOYMENT AGREEMENT

This Addendum No. 1 dated as of the 7th day of September, 2006, is entered into between AmeriVest Properties Inc., a Maryland corporation (the “Company”) and Kathryn L. Hale (“Executive”, and collectively with the Company, the “Parties”).

WHEREAS, the Parties have entered into an Amended Change in Control and Term Employment Agreement (“Agreement”) dated as of December 16, 2005, pursuant to which Company agreed to employ Executive and Executive agreed to be employed by Company as the Company’s Chief Financial Officer through May 31, 2006 (“Employment Period”).

WHEREAS, Section 4(e)(i) of the Agreement provides that upon the expiration of Executive’s Employment Period, among other requirements as specifically set forth in the Agreement, and as a requisite to payment of Severance by Company to Executive, as defined in the Agreement, Executive shall on the date of her termination of employment enter into and execute this Addendum No. 1 to Agreement wherein Executive ratifies all the provisions of the Agreement and agrees that she shall be legally bound by all releases and all other terms set forth in the Agreement as of the date of Executive’s termination of employment.

WHEREAS, Executive desires to fulfill her obligation under the Agreement to enter into and execute this Addendum No. 1 to Agreement.

NOW THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       In exchange for the benefits payable to Executive as set forth in Section 4(e) of the Agreement, Executive does hereby voluntarily and knowingly release and discharge the Company and its successors, subrogees, assigns, principals, agents, partners, heirs, employees, shareholders, officers, directors, subsidiaries, affiliates, divisions, associates and attorneys (collectively the “Released Parties”) from any and all claims, action, causes of action, liabilities, demands, rights, damages, costs, attorneys’ fees, expenses and controversies of every kind and description through the date of this Agreement.  These releases shall include, by way of example and not limitation, all claims which arise out of, relate to, or are based on (i) Executive’s employment and/or association with the Released Parties and the termination thereof, (ii) any and all contracts, binding promises and statements to, from or between the Parties, (iii) the common laws of any state, (iv) Title VII of the Civil Rights Act of 1964, as amended, (v) claims under the Civil Rights Act of 1991, (vi) claims under 42 U.S.C. § 1981, § 1981a, § 1983, § 1985, or § 1988, (vii) the Age Discrimination in Employment Act of 1967, as amended, (viii) the Employee’s Income Retirement Security Act of 1974, as amended, (ix) claims under the Older Workers Benefit Protection Act of 1990, and (x) claims under all other local, state and federal statutes, any of which could be raised, filed and/or brought in any court of competent jurisdiction an/or in any local, state and federal administration agency or administration.  However, Executive does not release any claims she may have under any stock option or warrant agreements.

(i)                                     Nothing contained herein shall be construed as a release of any claim the Executive may have to unemployment benefits.  Executive may make a claim for such benefits, and the Released Parties will provide truthful information in response to questions from the responsible State agency.

(ii)                                  Notwithstanding the recitation of the claims set forth in Section 4(f) of the Agreement or Section 1 of this Addendum No. 1 to Agreement, or whether quoted therein or herein or not, and for the purpose of effectuating a full and final release between the Parties, Executive expressly acknowledges that all releases agreed to by Executive in Section 4(f) of the Agreement and Section 1 of this Addendum No. 1 are intended to include and contemplate the extinguishment, without limitation, of all claims which she now has or does not know or suspect to exist in her favor at the time of the execution hereof.

2.                                       Executive warrants and represents as follows:

(i)                                   Executive has full and complete legal capacity to enter into this Addendum No. 1 to Agreement, has read this Addendum No. 1 to Agreement, has had a reasonable time to consider its terms, and agrees to the conditions and obligations set forth in it.

(ii)                                  Executive has had twenty-one (21) days to consider this Addendum No. 1 to Agreement, and, if Executive executes this Addendum No. 1 to Agreement within less than twenty-one (21) days from the date of receipt, it is with the express understanding that Executive had the full twenty-one (21) days available if so desired.  Further, Executive waives all rights to a twenty-one (21) day period to consider the terms of Employee’s release of claims under the Age Discrimination in Employment Act (“ADEA”) if Executive signs this Addendum No. 1 to Agreement prior to the expiration of the twenty-one (21) day period.

(iii)                               Executive has not relied on any statement made by the Company, its agents or representatives, either express or implied, or by statement or omission, in making his decision to enter into this Addendum No. 1 to Agreement.  Executive voluntarily executes this Addendum No. 1 to Agreement after having been advised by the Company to seek legal counsel, and has had full opportunity to consult with legal counsel, and without being pressured or influenced by any person, or by any statement or representation of any person acting on behalf of another Party, including the officers, agents and attorneys for any other Party.

(iv)                              Executive has been informed and understands that (i) to the extent that this Addendum No. 1 to Agreement waives or releases any claims Executive might have under the ADEA, Executive may rescind such waiver and release within seven (7) calendar days of the execution of this Addendum No. 1 to Agreement, and (ii) any such rescission must be in writing and hand delivered to the Company, or, if sent by mail, postmarked within the seven (7) day period, sent only by certified mail, return receipt requested, and addressed to the Company.

(v)                                 This Addendum No. 1 to Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (“OWBPA”).  Executive acknowledges and agrees that she is, voluntarily and with full knowledge of the consequences of such release, releasing all claims, including any claims Executive has or could have brought under the OWBPA and any claim(s) under the ADEA.

(vi)                              Executive acknowledges and agrees that this Addendum No. 1 to Agreement is written in a manner intended to be understood, and that Executive understands this Addendum No. 1 to Agreement.

(vii)                           Executive has had a full and fair opportunity to investigate the facts underlying any claims that Executive believes she may have against the Company.  Executive enters into this Addendum No. 1 to Agreement acknowledging that there may be facts of which she is not aware; but nonetheless enters into this Addendum No. 1 to Agreement with the intent of providing the Company, and its affiliates, with a full and final release of all known and unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, claims, based on all known and unknown facts.

3.                                       By execution of this Addendum No. 1 to Agreement, Executive ratifies all of the provisions of the Agreement and all of the provisions of the Amendment to Agreement, and agrees that she shall be legally bound by all releases and all other terms set forth in the Agreement, the Amendment to Agreement, and this Addendum No. 1 to Agreement as of the date of Executive’s termination of employment.

4.                                       Except to the extent supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Addendum No. 1 to Agreement as of the date and year above written.

AMERIVEST PROPERTIES INC.

/s/ Charles K. Knight
Charles K. Knight, President

EXECUTIVE

/s/ Kathryn L. Hale
Kathryn L. Hale